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                                                              EXHIBIT 23.2



                 CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS


     We hereby consent to the incorporation by reference in this Form S-8 Registration Statement of our report dated May 15, 1996 on our audit of the financial statements of Czech Industries, Inc., the company now known as Eastbrokers International Incorporated (the "Company"), for the three month period ended March 31, 1996, included in the Company's Annual
Report on Form 10-KSB dated June 28, 1996, as amended by Form 10-KSB/A No. 1 dated August 27, 1996.



                                             PANNELL KERR FORSTER, P.C.



Alexandria, Virginia
April 24, 1997